Exhibit A

Mutual Fund Series Trust

Class I Master Distribution Plan

AMENDMENT Dated November 11, 2019

The Class I Master Distribution Plan has been adopted with respect to the following Funds:

Camelot Premium Return Fund

Camelot Excalibur Small Cap Income Fund

Catalyst Enhanced Income Strategy Fund

AlphaCentric Premium Opportunity Fund

AlphaCentric Robotics and Automation Fund

AlphaCentric Municipal Opportunities Fund

AlphaCentric Symmetry Strategy Fund

AlphaCentric LifeSci Healthcare Fund

AlphaCentric Energy Income Fund

Mutual Fund Series Trust

By: /s/ Jerry Szilagyi

Jerry Szilagyi, Trustee